EXHIBIT 99.3

American Realty Capital Properties, Inc.

Pro Forma Consolidated Balance Sheet

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Properties, Inc. (the “Company” or “ARCP”) had acquired CapLease, Inc. (“CapLease”) in a cash transaction as of June 30, 2013. In conjunction with the merger, the Company will redeem all the outstanding preferred stock of CapLease for $25.00 per share, as well as exchange all of the outstanding shares of CapLease’s common stock including common stock equivalents (partnership units and restricted shares) for $8.50 per share in exchange for all of the assets and liabilities of CapLease (“CapLease Merger”).

Upon consummation of the CapLease Merger, the vesting of the shares of CapLease's outstanding restricted stock will be accelerated and become fully vested, and restricted stock and any outstanding performance shares will be fully earned and have the right to receive $8.50 per share.

The CapLease Merger is expected to close in the fourth quarter of 2013. However, as of the filing of this Amendment to Current Report on Form 8-K, the consummation of the CapLease Merger has not yet occurred and, although the Company believes that the completion of the CapLease Merger is probable, the closing of the CapLease Merger is subject to certain customary conditions, and therefore there can be no assurance that the CapLease Merger will be consummated. Accordingly, the Company cannot assure that the CapLease Merger as presented in the pro forma consolidated balance sheet and statements of operations will be completed based on the terms of the CapLease Merger Agreement or at all.

This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired CapLease as of June 30, 2013, nor does it purport to present the future financial position of the Company.

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2013

(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	ARCP as Adjusted	CapLease Historical (3)	CapLease Merger Related Adjustments (4)		ARCP as Adjusted with CapLease Pro Forma
Assets
Real estate investments, at cost:
Land	$504,562	$10,367	$514,929	$235,282	$2,458	(5)	$752,669
Buildings, fixtures and improvements	2,043,270	33,097	2,076,367	1,543,880	16,131	(5)	3,636,378
Construction in progress	-	-	-	2,361	-		2,361
Acquired intangible lease assets	318,488	4,916	323,404	183,939	1,922	(5)	509,265
Total real estate investments, at cost	2,866,320	48,380	2,914,700	1,965,462	20,511		4,900,673
Less: accumulated depreciation and amortization	(108,765)	-	(108,765)	(336,980)	336,980	(6)	(108,765)
Total real estate investments, net	2,757,555	48,380	2,805,935	1,628,482	357,491		4,791,908
Cash and cash equivalents	10,958	250,866	261,824	24,618	(30,123	)(7)	256,319
Investment in direct financing leases, net	67,518	-	67,518	-	-		67,518
Investment securities, at fair value	9,920	-	9,920	58,859	-		68,779
Derivatives, at fair value	10,161	-	10,161	-	-		10,161
Loans held for investment, net	-	-	-	24,061	2,544	(8)	26,605
Restricted cash	1,576	-	1,576	302	-		1,878
Prepaid expenses and other assets	14,626	-	14,626	73,727	(33,405	)(9)	54,948
Deferred costs, net	38,443	10,075	48,518	11,971	(11,971	)(10)	48,518
Assets held for sale	6,028	-	6,028	-	-		6,028
Receivable for issuance of common stock	-	-	-	-	-		-
Goodwill and other intangible assets	-	-	-	-	108,947	(11)	108,947
Total assets	$2,916,785	$309,321	$3,226,106	$1,822,020	$393,483		$5,441,609

Liabilities and Equity
Mortgage notes payable	$269,918	$-	269,918	$991,483	$46,501	(10)	$1,307,902
Convertible debt	-	299,391	299,391	-	-		299,391
Secured term loan	-	-	-	63,045	221	(10)	63,266
Secured credit agreements	-	-	-	99,457	-		99,457
Senior corporate credit facility	600,000	-	600,000	-	481,103	(12)	1,081,103
Convertible senior notes	-	-	-	19,210	(19,210	)(13)	-
Other long-term debt	-	-	-	30,930	470,824	(14)	501,754
Convertible obligation to Series C Convertible Preferred stockholders	445,000	-	445,000	-	(445,000	)(15)	-
Contingent value rights obligation to preferred and common investors, at fair value	31,134		31,134	-	(15,041	)(16)	16,093
Derivatives, at fair value	1,186	-	1,186	-	-		1,186
Accounts payable, accrued expenses and other liabilities	12,060	-	12,060	60,000	(287	)(9)	71,773
Deferred rent	5,274	-	5,274	-	-		5,274
Distributions payable	1	-	1	10,138	-		10,139
Total liabilities	1,364,573	299,391	1,663,964	1,274,263	519,111		3,457,338
Preferred stock	8	-	8	150,717	(150,518	)(17)	207
Common stock	1,846	-	1,846	888	(723	)(17)	2,011
Additional paid-in capital	1,801,460	10,609	1,812,069	395,445	72,737	(18)	2,280,251
Accumulated other comprehensive income(loss)	8,919	-	8,919	(297)	297	(19)	8,919
Accumulated deficit	(379,502)	(679)	(380,181)	-	(46,417	)(20)	(426,598)
Total stockholders' equity	1,432,731	9,930	1,442,661	546,753	(124,624)		1,864,790
Non-controlling interests	119,481	-	119,481	1,004	(1,004	)(21)	119,481
Total equity	1,552,212	9,930	1,562,142	547,757	(125,628)		1,984,271
Total liabilities and equity	$2,916,785	$309,321	$3,226,106	$1,822,020	$393,483		$5,441,609

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

Pro Forma Consolidated Balance Sheet as of June 30, 2013:

(1)	Reflects the historical Balance Sheet of American Realty Capital Properties, Inc. for the period indicated.

(2)	Reflects adjustments (1) to record ARCP property acquisitions from July 1, 2013 to September 30, 2013, and (2) for the issuance of $310.0 million of convertible debt, with a fair value of $299.4 million, bearing an annual interest rate of 3.0% (‘‘Notes’’). The Notes will mature on August 1, 2018, unless earlier repurchased, redeemed or converted. Holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding February 1, 2018 only under certain circumstances. On or after February 1, 2018, until the close of business on the business day immediately preceding the maturity date of the Notes, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the circumstances. The conversion rate for the Notes is initially 59.8050 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $16.72 per share of the Company’s common stock, representing a 15% conversion premium based on the closing price of the Company’s common stock of $14.54 per share on July 23, 2013). The initial conversion rate is subject to adjustment upon the occurrence of certain events. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The fair value of convertible debt was estimated by discounting the cash flow of the debt using a market interest rate, estimated to be 3.76%, which the Company believes represents the rate at which it could enter into a similar debt arrangement without the conversion features associated with this debt.

(3)	Reflects the historical Balance Sheet of CapLease for the period indicated as presented in CapLease’s Form 10-Q filed with the SEC on August 7, 2013. Certain balances reported in CapLease’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.

(4)	Reflects pro forma adjustments to record the assets and liabilities of CapLease at their fair values and to record cash consideration of $956.1 million to be paid to the CapLease’s shareholders , the mandatory conversion of the Company’s Series C Convertible Preferred Stock (“Series C Stock”) and payment of obligations for contingent value rights to the Series C stockholders (“Preferred CVR”) and estimated CapLease Merger related costs of $27.0 million incurred in the CapLease Merger transaction. These amounts were funded through borrowings which are further described in notes (8) and (10).

(5)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from six to 13 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values, if any, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(6)	Reflects the elimination of CapLease’s historical accumulated depreciation and amortization upon acquisition.

(7)	Reflects cash used for Merger related activities including $27.0 million for estimated closing costs.

(8)	Reflects an adjustment to the fair value for loans held for investment based upon discounted cash flows and estimates of current interest rates for loans with similar terms.

(9)	Represents the elimination of CapLease’s existing straight-line rent adjustments.

(10)	Reflects an adjustment to the fair value of assumed debt based on discounted cash flows and estimates of current interest rates for similar debt instruments, and the write off of the related deferred costs.

(11)	Amount represents preliminary adjustment to record goodwill and other intangible assets including intangibles for customer relationships. Amount is preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized.

(12)	Reflects additional borrowings on the Company’s existing unsecured line of credit at an estimated annualized rate of 3.00%. The Company has commitments on its unsecured credit facility (including revolving and term loans) for total borrowings of $1.7 billion with an accordion feature of up to $2.5 billion, subject to borrowing base availability among other conditions.

(13)	Reflects the required redemption of CapLease’s Convertible Senior Notes subject to the CapLease Merger agreement.

(14)	Reflects the anticipated issuance of $475.0 million of term debt at an assumed interest rate of 3.00%, partially offset by a $4.1 million fair value adjustment to CapLease’s debt balance.

(15)	Reflects the required conversion of Series C Stock upon the consummation of the CapLease Merger. In accordance with the agreement dated September 15, 2013, the Series C Stock will be converted to 1.4 million shares of common stock representing $18.3 million of value, and the remaining balance will be paid in cash in accordance with the original Series C Stock agreement. Total consideration to be paid in cash will be $435.6 million. Certain holders of the Series C Stock have agreed to reinvest their cash proceeds into a new Series D Cumulative Convertible Preferred stock (‘‘Series D Stock’’) representing $249.6 million or 18.8 million shares. The remaining stock holders will convert their Series C Stock to common stock representing $186.0 million or 15.1 million shares. The impact of bifurcating the Series D Stock conversion feature as an embedded derivative has not yet been determined. If determined, a bifurcated embedded derivative would be classified as a liability and recorded at fair value with a corresponding reduction to equity.

(16)	Reflects the required repayment of the Preferred CVRs upon the closing of the CapLease Merger. In accordance with the agreement dated September 15, 2013, the Preferred CVRs will be settled for $0.90 per Preferred CVR or a total of $25.6 million. The holders of certain of the Preferred CVRs have agreed to reinvest their payment into the new Series D Stock representing $14.6 million or 1.1 million shares with the remaining $11.0 million paid in cash.

(17)

Reflects the elimination of CapLease’s Preferred stock capital balance of $150.7 million partially offset by an increase of $0.2 million for the par value of preferred stock to be issued for the Series C Stock conversion and Preferred CVR repayment, and the elimination of CapLease’s common stock capital balance of $0.9 million partially offset by an increase of $0.2 million for the par value of common stock to be issued for the conversion of Series C Stock.

(18)

Reflects the elimination of CapLease’s capital balance of $395.4 million, offset by the issuance of $459.6 million of equity securities comprised of 19.9 million shares of Series D Stock and 16.5 million shares of common stock for conversion of the Series C Stock explained in note (13) above and the repayment of the Preferred CVR explained in note (14) above. Also includes a fair value adjustment for $8.9 million to settle the Series C Stock obligation.

(19)	Represents an adjustment for the elimination of CapLease’s accumulated other comprehensive income balance.

(20)

Represents estimated CapLease Merger related costs including professional fees for investment banking, legal services and accounting fees. These fees are estimated based in part on contractual arrangements and in part on estimates derived from similar mergers that the Company’s external advisor has knowledge of. Amount includes $8.9 million of expense related to the conversion of the Series C Stock and $10.5 million related to the payment of the Preferred CVRs.

(21)	Represents an adjustment for the elimination of CapLease’s non-controlling interests related to partnership units, which will be canceled and converted to the right to receive $8.50 per partnership unit.

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2013 and for the Year Ended December 31, 2012

The following unaudited pro forma Consolidated Statements of Operations are presented as if the Company had acquired CapLease at the beginning of each period presented. These financial statements should be read in conjunction with the unaudited pro forma Consolidated Balance Sheet and the Company’s historical financial statements and notes thereto. The pro forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual operations would have been had the Company consummated this transaction at the beginning of the periods nor does it purport to present the future operations of the Company.

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Statement Of Operations

For the six months ended June 30, 2013

(In thousands except per share data)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	ARCP as Adjusted	CapLease Historical (3)	CapLease Merger Related Adjustments (4)		ARCP as Adjusted with CapLease Pro Forma
Revenues:
Rental income	$81,379	$34,350	$115,729	$72,536	$6,351	(5)	$194,616
Direct financing lease income	-	-	-	-	-		-
Operating expense reimbursements	3,652	-	3,652	12,239	-		15,891
Other revenues	-	-	-	3,703	-		3,703
Total revenues	85,031	34,350	119,381	88,478	6,351		214,210
Operating expenses:
Acquisition related	20,726	-	20,726	-	-		20,726
Merger and other transaction related	142,449	-	142,449	2,421	-		144,870
Property operating	4,869	-	4,869	18,340	-		23,209
General and administrative	2,432	-	2,432	6,313	-		8,745
Equity-based compensation	4,330	-	4,330	1,770	(1,770	)(6)	4,330
Depreciation and amortization	52,829	36,504	89,333	24,633	15,079	(7)	129,045
Operating fees to affiliates	-	-	-	-	4,015	(8)	4,015
Total operating expenses	227,635	36,504	264,139	53,477	17,324		334,940
Operating income (loss)	(142,604)	(2,154)	(144,758)	35,001	(10,973)		(120,730)
Other income (expenses):
Interest expense	(17,454)	(17,049)	(34,503)	(32,507)	(9,157	)(9)	(76,167)
Loss on contingent value rights	(31,134)	-	(31,134)	-	-		(31,134)
Income from investment securities	218	-	218	-	-		218
Gain on sale of investment securities	451	-	451	-	-		451
Loss on derivative instruments	(45)	-	(45)	5	-		(40)
Other income (expense)	126	-	126	-	-		126
Total other expenses	(47,838)	(17,049)	(64,887)	(32,502)	(9,157)		(106,546)
Income (loss) from continuing operations	(190,442)	(19,203)	(209,645)	2,499	(20,130)		(227,276)
Net income (loss) from continuing operations attributable to non-controlling interests	756	778	1,534	8	665	(10)	2,207
Net income (loss) from continuing operations attributable to stockholders	(189,686)	(18,425)	(208,111)	2,507	(19,465)		(225,069)
Discontinued operations:
Income from operations of held for sale properties	63	-	63	-	-		63
Gain on held for sale properties	14	-	14	-	-		14
Net income from discontinued operations	77	-	77	-	-		77
Net income from discontinued operations attributable to non-controlling interests	(4)	-	(4)	-	-		(4)
Net income from discontinued operations attributable to stockholders	73	-	73	-	-		73

Net income (loss)	(190,365)	(19,203)	(209,568)	2,499	(20,130)		(227,199)
Dividends allocable to preferred shares	-	-	-	(6,791)	6,791	(11)	-
Net income (loss) attributable to non-controlling interests	752	778	1,530	8	665	(10)	2,203
Net income (loss) attributable to stockholders	$(189,613)	$(18,425)	$(208,038)	$(4,284)	$(12,674)		$(224,996)

Earnings per share:
Basic	$(1.20)		$(1.18)				$(1.17)
Fully diluted	$(1.20)		$(1.18)				$(1.17)

Weighted average common shares:
Basic and diluted (12)	157,904	18,540	176,444		16,538		192,982

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2012

(In thousands except per share data)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	ARCP as Adjusted	CapLease Historical (3)	CapLease Merger Related Adjustments (4)		ARCP as Adjusted with CapLease Pro Forma
Revenues:
Rental income	$64,791	$166,666	$231,457	$137,126	$7,582	(5)	$376,165
Operating expense reimbursements	2,002	-	2,002	16,287	-		18,289
Other revenues	-	-	-	8,629	-		8,629
Total revenues	66,793	166,666	233,459	162,042	7,582		403,083
Operating expenses:
Acquisition related	42,761	-	42,761	-	-		42,761
Merger and other transaction related	2,603	-	2,603	-	-		2,603
Property operating	3,484	-	3,484	27,798	-		31,282
General and administrative	3,912	-	3,912	12,643	-		16,555
Equity-based compensation	1,180	-	1,180	3,200	(3,200)	(6)	1,180
Depreciation and amortization	40,700	137,965	178,665	48,189	31,235	(7)	258,089
Operating fees to affiliates	212	-	212	-	8,029	(8)	8,241
Total operating expenses	94,852	137,965	232,817	91,830	36,064		360,711
Operating income (loss)	(28,059)	28,701	642	70,212	(28,482)		42,372
Other income (expenses):
Interest expense	(11,856)	(44,218)	(56,074)	(67,137)	(18,314)	(9)	(141,525)
Income from investment securities	534	-	534	1,009	-		1,543
Gain on extinguishment of debt, net	-	-	-	10,790	-		10,790
Other income (expense)	426	-	426	-	-		426
Total other expenses	(10,896)	(44,218)	(55,114)	(55,338)	(18,314)		(128,766)
Income (loss) from continuing operations	(38,955)	(15,517)	(54,472)	14,874	(46,796)		(86,394)
Net income (loss) from continuing operations attributable to non-controlling interests	255	606	861	27	1,132	(10)	2,020
Net income (loss) from continuing operations attributable to stockholders	(38,700)	(14,911)	(53,611)	14,901	(45,664)		(84,374)
Discontinued operations:
Loss from operations of discontinued operations	(145)	-	(145)	(16,601)	-		(16,746)
Loss on held for sale properties	(600)	-	(600)	-	-		(600)
Net loss from discontinued operations	(745)	-	(745)	(16,601)	-		(17,346)
Net loss from discontinued operations attributable to non-controlling interests	46	-	46	-	801		847
Net income (loss) from discontinued operations attributable to stockholders	(699)	-	(699)	(16,601)	801		(16,499)

Net income (loss)	(39,700)	(15,517)	(55,217)	(1,727)	(46,796)		(103,740)
Dividends allocable to preferred shares	-	-	-	(10,003)	10,003	(11)	-
Net income (loss) attributable to non-controlling interests	301	606	907	27	1,933	(10)	2,867
Net income (loss) attributable to stockholders	$(39,399)	$(14,911)	$(54,310)	$(11,703)	$(34,860)		$(100,873)

Earnings per share:
Basic	$(0.39)		$(0.45)				$(0.73)
Fully diluted	$(0.39)		$(0.45)				$(0.73)

Weighted average common shares:
Basic and diluted	102,514	18,540	121,054		16,538		137,592

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(1)	Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. (“ARCT III”) as presented in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 8, 2013.

(2)	Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for ARCP property acquisitions closed in 2012 and up to September 30, 2013 as if they were made at the beginning of each period.

(3)	Reflects the historical Statement of Operations of CapLease for the periods indicated. Certain balances reported in CapLease’s December 31, 2012 audited financial statements have been reclassified to conform to ARCP’s presentation.

(4)	Adjustments and pro forma balances reflect adjustments related to the acquisition of CapLease by the Company.

(5)	Adjustment reflects an adjustment to straight-line rent for the CapLease properties as if the properties had been acquired at the beginning of each period.

(6)	Adjustment represents expenses of CapLeases equity compensation plan for outstanding restricted shares. As part of the Merger agreement, all unamortized restricted shares will become fully vested and therefore this expense will no longer be recognized.

(7)	Adjustment reflects the depreciation and amortization expense that would have been recorded if the CapLease properties acquired in conjunction with the Merger had been acquired as of the beginning of each period based on the estimated fair values assigned to each asset class.

(8)	Adjustment reflects recognition of full contractual asset management fees due to the Company’s external manager, if the external manager had charged these fees in each period. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for average unadjusted book value of real estate assets in excess of $3.0 billion.

(9)	Adjustment to interest expense represents the amortization of debt fair value adjustments and the effect of the elimination of CapLease’s deferred financing costs.

(10)	Adjustment represents the allocation to non-controlling interests for the net effect of the CapLease Merger adjustments.

(11)	Adjustment reflects the redemption of CapLease’s preferred stock.

(12)	Weighted average shares include the pro forma effect of certain transactions which occurred in conjunction with the Compnay’s merger with ARCT III, including the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to 1 share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013. Excludes the effect of restricted shares and partnership equity units convertible to common stock as the effect would be anti-dilutive.

American Realty Capital Properties, Inc.

Unaudited Supplementary Information

(In thousands except per share data)

The following unaudited supplementary information presents certain information related to management's intentions to repay certain obligations of CapLease upon the consumation of the merger and their effect on net income and funds from operations and adjusted funds from operations, as well as managments estimates of the expected cost savings for general and administrative expense resulting from the elimination of duplicative costs and processes. These adjustments are not required by the merger agreement between the Company and CapLease (the “Merger Agreement”) but were contemplated by management when entering into the Merger Agreement. There can be no assurances that management will satisfy these obligations or that the Company will realize the expected costs savings detailed below once the Merger is comsumated, nor can their be any assurance of the timing of the Company's satisfaction of these obligations or implementation of costs saving strategies.

	Six Months Ended June 30, 2013		Year Ended December 31, 2012
	ARCP Historical	ARCP Pro Forma Including CapLease	ARCP Historical	ARCP Pro Forma Including CapLease

Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(189,613)	$(224,996)	$(39,399)	$(100,873)
(Gain) loss on held for sale properties	(14)	(14)	600	600
Depreciation and amortization	52,829	129,045	40,700	258,089
Total Funds from Operations (FFO)	(136,798)	(95,965)	1,901	157,816

AFFO adjustments:
Acquisition related	20,726	20,726	42,761	42,761
Merger and other transaction related	142,449	144,870	2,603	2,603
Loss on contingent value rights	31,134	31,134	-	-
Gain on sale of investment securities and early extinguishment of debt	(451)	(451)	-	(10,790)
Loss on derivative instruments	45	40	-	-
Interest on convertible obligation to preferred investors (2)	1,630	1,630	-	-
Interest on convertible debt (2)	-	5,828	-	11,656
Amortization of above and below-market lease asset	126	(777)	117	(722)
Amortization of deferred financing costs	3,274	5,482	841	3,149
Straight-line rent	(2,975)	(8,816)	(2,008)	(9,748)
Non-cash equity compensation expense	4,330	4,330	1,180	1,180
AFFO	$63,490	$108,031	$47,395	$197,905

Weighted average common shares (1):
Basic	187,316	233,266	180,650	197,188
Fully Diluted	220,543	255,621	210,099	245,177

FFO per share:
Basic	$(0.73)	$(0.41)	$0.01	$0.80
Diluted	$(0.62)	$(0.38)	$0.01	$0.64

AFFO per share:
Basic	$0.34	$0.46	$0.26	$1.00
Diluted	$0.29	$0.42	$0.23	$0.81

(1)	Weighted average shares include the pro forma effect of the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to 1 share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013, as well as the issuance of an additional 29.4 million shares of common stock and 28.4 million shares of convertible preferred stock that was issued in the second quarter of 2013 as if it had been issued at the beginning of the period.

(2)	Interest on obligations that are convertible to common stock are added back to our net income in the calculation of AFFO as the instruments are assumed to have been converted to common stock in our calculation of weighted average shares - fully diluted.